MEDIA ARTS GROUP, INC.

Exhibit 10.47

AMENDMENT NO. 5 TO BUSINESS LOAN AGREEMENT

This Amendment No. 5 to Business Loan Agreement, dated as of September 30, 2001 (the "Amendment"), is between Media Arts Group, Inc., a Delaware corporation (“MAGI”), Lightpost Publishing, Inc., a California corporation (“Lightpost,” and together with MAGI, each a “Borrower” and collectively the “Borrowers”) and Bank of America, N.A. (the “Bank”).

A.            The Borrowers and the Bank have entered into a certain Business Loan Agreement dated as of October 27, 1999 as amended to date (the "Loan Agreement").

B.            The Borrowers have requested that the Bank amend the Loan Agreement on the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the Borrowers and the Bank do hereby mutually agree as follows:

AGREEMENT

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

2.             Amendment.   Section 1.2 of the Loan Agreement is amended by deleting this Section in its entirety, and by substituting the following therefor:

"1.2         Availability Period.  The line of credit is available between the date of this Agreement and November 30, 2001 (the “Expiration Date”) unless any Borrower is in default."

3.             Representations and Warranties.  When the Borrowers sign this Amendment, each Borrower represents and warrants to the Bank that: (a) giving effect to this Amendment, there is no event which is, or with notice of, or lapse of time, or both would be, a default under the Loan Agreement, (b) giving effect to this Amendment, the representations and warranties of the Borrowers in the Loan Agreement are true on and as of the date hereof as if made on and as of said date, (c) this Amendment is within such Borrower's powers, has been duly authorized and does not conflict with any of such Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement or obligations by which such Borrower is bound.

4.             Conditions.  This Amendment will be effective upon the occurrence of the following, in each case in a manner satisfactory to the Bank:

4.1           Receipt by the Bank of this Amendment executed by each party hereto; and

4.2           Payment by the Borrowers to the Bank of a fee in the amount of Eight Thousand Three Hundred Thirty Three and 33/100 Dollars ($8,333.33).

5.             Effect of Amendment.  Except as specifically amended above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed.  Nothing in this Amendment shall be deemed to (a) constitute a waiver of compliance by any Borrower with respect to any other term, provision or condition of the Loan Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that the Bank may now have or may have in the future under applicable law or instrument or agreement referred to therein.

6.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

BANK OF AMERICA, N.A.		MEDIA ARTS GROUP, INC.

By	/s/ Kenneth E. Jones	By	/s/ Michael J. Catelani
	Kenneth E. Jones, Senior Vice President	Name:	Michael J. Catelani
		Title:	VP - Finance

By	/s/ John C. Plecque	LIGHTPOST PUBLISHING, INC.
John C. Plecque, Senior Vice President

		By	/s/ Michael J. Catelani
		Name:	Michael J. Catelani
		Title:	VP - Finance